Exhibit 1

FORMULA SYSTEMS (1985) LTD.

(the “Company”)

irrevocable Proxy

I, the undersigned, hereby irrevocably appoints Mr. Marek Panek, or any other director of the Company designated by the Board of the Company, with full power of substitution, as my proxy to: (i) cause any number of shares, of any class, of the Company owned by me or by the Trustee (as defined in the 2011 Share Incentive Plan of the Company) on my behalf, at any time and from time to time, and as may be adjusted (the “Shares”), to be counted as present at any and all general, special or class meetings of the Company’s shareholders; (ii) represent me and to vote in my name at any and all general, special or class meetings of the shareholders of the Company, however called, in respect of the Shares, (iii) sign and execute on my behalf any written resolutions of the shareholders of the Company, or any class thereof, in respect of the Shares, (iv) exercise or fail to exercise, in the proxyholder’s sole and absolute discretion, any rights or obligations attached to any and all Shares, and sign on my behalf any document or instrument relating to such rights or obligations, including, without limitation, shareholders agreements, documents concerning rights of bring along, tag along, first refusal, preemptive rights, co-sale rights, information rights, registration rights and any other rights, if any, whether included in the incorporation documents of the Company or any other document or instrument as shall be from time to time, provided however, that such exercise does not impose on the undersigned any monetary liability; and (v) receive all notices and communications with respect to the above.

The Shares shall be voted by the proxy holder in accordance with the recommendation and position of the Board of Directors of Asseco Poland S.A.

As long as this proxy is in effect, any and all voting rights I may have with respect to the Shares shall be exercised exclusively by this proxy. The undersigned hereby revokes any proxy(ies) heretofore given in respect of the Shares to any person(s) and agrees not to give any other proxies in derogation or preventing the undersigned from complying with its obligations hereof, until such time as this proxy is no longer in full force and effect.

The undersigned acknowledge and agree that this proxy shall be irrevocable and is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, adjudication of incompetence or the like of undersigned. This proxy shall survive the transfer of Shares, until duly replaced by a similar power of attorney executed by the transferee.

This Proxy will be in effect from the date hereof and until one year anniversary as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this IRREVOCABLE PROXY as of the date written below.

Signature:	/s/ Guy Bernstein
Printed Name:	Guy Bernstein
ID number:	02357835-4
Date:	17.11.2015